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                                                                       EXHIBIT 2

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into as of January 2, 1966, by and between Proffitt's, Inc., a Tennessee corporation ("Proffitt's") and Carson Pirie Scott & Co., an Illinois corporation ("CPS").

                                   RECITALS

     WHEREAS, on October 22, 1995, Proffitt's, Baltic Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Proffitt's, and Younkers, Inc., a Delaware corporation ("Younkers"), entered into an Agreement and Plan of Merger (the "Merger Agreement");

     WHEREAS, the Merger Agreement provides for the merger of Baltic with and into Younkers (the "Merger"), with each share of the Younkers common stock, par value $0.01 per share, being converted into 0.98 shares of the Proffitt's common stock, par value $0.10 per share ("Proffitt's Common Stock");

     WHEREAS, CPS is the record and beneficial owner of 1,047,500 shares of Younkers Common Stock and, accordingly, will receive shares of Proffitt's Common Stock (the "Shares") in connection with the Merger;

     WHEREAS, subject to the terms, provisions and conditions contained in this Agreement, Proffitt's agrees to register the Shares for offer and sale pursuant to the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the good faith performance by Proffitt's of its obligations hereunder is an inducement and a condition to the performance by CPS of its obligations under that certain Transaction Agreement dated as of an even date herewith by and among Proffitt's, Younkers and CPS.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, Proffitt's and CPS agree as follows:

     Section 1. Definitions.

     As used in this Agreement, the following defined terms shall have the following meanings:

          (a)  Agreement. See the definition set forth in the Preamble.

          (b)  CPS. See the definition set forth in the Preamble.

          (c)  Demand Registration. See the definition set forth in Section
     2(a).

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          (d)  Exchange Act. See the definition set forth in Section 4(m).

          (e) Holder. CPS and the subsequent registered holder of Registrable Securities, if any, becoming the Holder upon assignment and delegation in accordance with Section 9(b).

          (f) Indemnified Party. See the definitions set forth in Sections 5(a) and 5(b).

          (g)  Indemnifying Party. See the definition set forth in Section 5(c).

          (h)  Limitation Period. See the definition set forth in Section 8.

          (i)  Merger. See the definition set forth in the Recitals.

          (j)  Merger Agreement. See the definition set forth in the Recitals.

          (k) NASDAQ National Market System. The National Association of Securities Dealers Automated Quotation System National Market System.

          (l) Person. An individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

          (m)  Piggyback Notice. See the definition set forth in Section 3(a).

          (n) Piggyback Registration. See the definition set forth in Section 3(a).

          (o)  Proffitt's. See the definition set forth in the Preamble.

          (p) Proffitt's Common Stock. See the definition set forth in the Recitals.

          (q) Prospectus. The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          (r) Registrable Securities. Shares of Proffitt's Common Stock to be obtained by CPS in connection with the Merger.

          (s)  Registration Expenses. See the definition set forth in Section 6.

          (t)  Registration Period. See the definition set forth in Section
     2(b).

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          (u) Registration Statement. Any registration statement of Proffitt's which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          (v)  SEC. The Securities and Exchange Commission.

          (w)  Shares. See the definition set forth in the Recitals.

          (x)  Smith Barney. Smith Barney Inc.

          (y) Termination Date. The earlier of (i) December 31, 1997, or (ii) the date upon which CPS's ownership of Registrable Securities first constitutes less than 2.5% of the issued and outstanding shares of Proffitt's Common Stock.

          (z) Underlying Registration. See the definition set forth in Section 3(a).

          (aa) Underwriter. See the definition set forth in Section 5(a).

          (bb) Younkers. See the definition set forth in the Recitals.

          (cc) 1933 Act. See the definition set forth in the Recitals.

     Section 2. Demand Registration.

          (a) Obligation to File. Prior to the Termination Date and upon written notice to Proffitt's, the Holder may request that Proffitt's effect the registration under the 1933 Act of the Registrable Securities (a "Demand Registration"); provided, however, that the Holder shall not give notice requesting a Demand Registration within 120 days after the termination of an offering in which the Holder could have exercised its "piggyback registration rights" under Section 3 of this Agreement with respect to all of the Registrable Securities. Proffitt's shall be obligated to effect and maintain only one Demand Registration pursuant to this Section 2. Upon receipt of notice under this Section 2(a), Proffitt's shall as promptly as practicable file a Registration Statement for the offering of all of the Registrable Securities on a continuous or delayed basis and shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable after such filing. Proffitt's may postpone the filing of a Registration Statement under this Section 2(a) for a reasonable period (not to exceed sixty (60) days) if in its judgment such filing would require the disclosure of material information that Proffitt's has a bona fide business purpose for preserving as confidential.

          (b) Obligation to Maintain. Proffitt's will use its reasonable best efforts

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     to keep the Demand Registration continuously effective for the period (the
     "Registration Period") beginning on the date the Demand Registration Statement is declared effective and ending on the later of (i) six months following the date on which the Demand Registration Statement is declared effective plus the total number of days of suspension of the Holder's right to sell under subparagraphs (a) and (d) of this section, Section 4, and
     Section 8(a); and (ii) the Termination Date plus the total number of days of suspension of the Holder's right to sell under subparagraphs (a) and (d) of this section, Section 4, and Section 8(a). During the Registration Period, Proffitt's shall supplement or make amendments to the Demand Registration Statement as required by the 1933 Act or by the rules and regulations promulgated thereunder and shall use its reasonable best efforts to have any such supplement or amendment declared effective as soon as practicable after its filing.

          (c) Selection of Underwriters. If any of the Registrable Securities covered by the Demand Registration are to be sold in an underwritten offering, Proffitt's will engage Smith Barney or Merrill, Lynch & Co., as the Holder may select, or a similar firm mutually acceptable to Proffitt's and Holder, to act as the lead underwriter of the offering on terms customary for this type of offering, provided, however, that, in the event that any firm other than Smith Barney is selected as lead underwriter, such selection shall be subject to the execution by the selected firm of a confidentiality agreement of customary form reasonably acceptable to Proffitt's.

          (d) Suspension of Sales. Proffitt's shall have the right to require the Holder not to sell any Registrable Securities under the Demand Registration during one or more periods aggregating not more than 120 days in each twelve month period during the Demand Registration if (i) Proffitt's would, in accordance with advice of its counsel, be required to disclose in the Prospectus information not otherwise then required by law to be publicly disclosed; and (ii) in the sole judgment of Proffitt's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the Prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation, or otherwise materially and adversely affect Proffitt's.

          (e) Notice. In the event that (i) Proffitt's suspends sales of Registrable Securities pursuant to Section 2(d) of this Agreement, or (ii) the Registration Statement or any related Prospectus ceases to be accurate and requires revision so that such Registration Statement or Prospectus will not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, Proffitt's shall give the Holder prompt notice of such event.

          (f) Inclusion of Other Securities. Proffitt's , and any other holder of Proffitt's securities who has registration rights, may include its securities in any Demand Registration effected pursuant to this Section 2; provided, however, that if

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     the offering is an underwritten offering and the lead underwriter advises the Holder in writing that the total amount or kind of securities which Proffitt's or any such holder intends to include in such proposed offering is sufficiently large to materially adversely affect the success of the proposed offering requested by the Holder, then the amount or kind of securities to be offered for the account of Proffitt's or any such holder shall be reduced to the extent necessary to reduce the total amount or kind of securities to be included in such proposed offering to the amount and kind recommended by such lead underwriter.

          Section 3. Piggyback Registration.

          (a) Right to Piggyback. Except during the Registration Period and subject to this Section 3, in the event Proffitt's proposes to register any of its securities under the 1933 Act (an "Underlying Registration") and the registration form to be used in connection with the Underlying Registration may be used for the registration of the Registrable Securities, Proffitt's shall give the Holder prompt notice of its intention to effect the registration (the "Piggyback Notice"). Upon written notice to Proffitt's within thirty (30) days after its receipt of the Piggyback Notice, the Holder may request that Proffitt's include the Registrable Securities in the Underlying Registration (the "Piggyback Registration"). Proffitt's shall be obligated to cause a Piggyback Registration Statement to become effective pursuant to this Section 3 only once, unless any shares of Registrable Securities are excluded from the offering by the lead underwriter in accordance with paragraph (b) of this Section, in which event CPS will be entitled to request that Proffitt's include the excluded Registrable Securities in an Underlying Offering in accordance with this Section until all of the Registrable Securities have been included in a Piggyback Registration.

          (b) Underwritten Registrations. If the Underlying Registration is an underwritten registration and the lead underwriter advises Proffitt's in writing that, in their opinion, inclusion of the Registrable Securities in the offering would materially adversely affect the success of the offering, the lead underwriter for the offering may, in its sole discretion, exclude some or all of the Registrable Securities from the offering before the securities offered by Proffitt's or any other holder of demand or piggyback rights included therein that have been granted in an agreement executed prior to the date of this Agreement are so excluded.

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          (c) Merger, Consolidation, etc. Notwithstanding anything in this
     Section 3 to the contrary, the Holder shall have no right to a Piggyback Registration in connection with any distribution or registration of equity securities by Proffitt's which is a result of a merger, consolidation, acquisition, exchange offer, recapitalization, other reorganization, dividend reinvestment plan, stock option plan or other employee benefit plan, or any similar transaction having the same effect.

          (d) Right to Terminate Underlying Registration. Proffitt's shall have the right in good faith to terminate or withdraw the Underlying Registration at any time prior to its effectiveness.

     Section 4. Registration Procedures. In connection with Proffitt's obligations with respect to the Demand Registration and a Piggyback Registration pursuant to this Agreement, Proffitt's shall use its reasonable best efforts to effect or cause to be effected the registration of the Registrable Securities under the 1933 Act to permit the sale of such Registrable Securities by the Holder in accordance with the intended method or methods of distribution thereof, and pursuant thereto, Proffitt's shall, as soon as practicable:

          (a) prepare and file with the SEC, in accordance with the time periods specified herein, the requisite Registration Statement with respect to the Demand Registration or the Piggyback Registration, as the case may be, on any appropriate form under the 1933 Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with this Agreement;

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period; cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Holder set forth in such Registration Statement or supplement to the Prospectus;

          (c) furnish to the Holder and to each underwriter, if any, a reasonable number of copies of a Prospectus and preliminary Prospectus for delivery in conformity with the requirements of the 1933 Act, and such other documents as the Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities, but only while Proffitt's shall be required under the provisions hereof to cause the Registration Statement to remain

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     effective;

          (d) use its reasonable best efforts to register or qualify the Registrable Securities covered by the Registration Statement under all other applicable state securities or "blue sky" laws of such jurisdictions as the Holder shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by the Holder; provided, however, that Proffitt's shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

          (e) notify the Holder promptly, and if requested by the Holder, confirm such advice in writing (i) when the Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to the Registration Statement and Prospectus or for additional information, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of any Registration Statement and the closing of any sale of securities to which it relates, the representations and warranties of Proffitt's contained in the underwriting agreement, if any, relating to the offering cease to be true and correct of if Proffitt's receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period the Registration Statement is effective which in the judgment of Proffitt's makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading;

          (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the qualification of any Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

          (g) upon request, furnish to the lead underwriter of an underwritten offering, if any, of Registrable Securities, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits;

          (h) cooperate with the Holder and the lead underwriter of an underwritten

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     offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as such lead underwriter may reasonably request at least three business days prior to any sale of Registrable Securities to the underwriters;

          (i) upon the occurrence of any event contemplated by Section 4(e)(iv) or Section 4(e)(v) hereof, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading;

          (j) enter into an underwriting agreement, if the Registrable Securities are to be sold in an underwritten offering, with each underwriter, which agreement is customary in form, substance and scope, use its reasonable best efforts to obtain any opinions of counsel or accountants' "cold comfort" letters referred to therein, and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of Registrable Securities in an underwritten offering or, if the Registrable Securities are to be sold pursuant to a "best efforts" underwriting, to enter into an agreement therefore with each underwriter, which agreement is customary in form, substance and scope;

          (k) make available for inspection by any underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of Proffitt's, and cause Proffitt's officers, directors and employees to supply all information reasonably requested by such underwriter, and any attorney or accountant in connection with any such Registration Statement; provided, however, that such underwriter, and such other attorney or accountant agree in writing to keep confidential any records, information or documents that are designated by Proffitt's as confidential unless disclosure of such records, information or documents is required by court or administrative order after the exhaustion of appeals therefrom;

          (l) deliver to the Holder and to each underwriter of any underwritten offering of Registrable Securities, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as the Holder or such underwriters may reasonably request;

          (m)  promptly prior to the filing of the Registration Statement, any

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     Prospectus or any other document (other than periodic reports on Form 10-K,
     Form 10-Q or Form 8-K, or any successor forms to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) which is to be incorporated by reference into the Registration Statement or the Prospectus after initial filing of the Registration Statement, provide copies of such document to the Holder and the lead underwriter of an underwritten offering of Registrable Securities, if any, and make
     Proffitt's representatives available for discussion of such document;

          (n) use its reasonable best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on the NASDAQ National Market System, or any securities exchange on which similar securities issued by Proffitt's are then listed;

          (o) comply with all applicable rules of the SEC relating to registration statements and the distribution of securities and otherwise necessary in order to perform the obligations of Proffitt's under this Agreement; and

          (p) take all other reasonable steps necessary and appropriate to effect all registrations in the manner contemplated by this Agreement.

     Proffitt's may require the Holder to use its reasonable best efforts to furnish to Proffitt's such information regarding the distribution of such Registrable Securities as Proffitt's may from time to time reasonably request in writing.

     The Holder agrees that, upon receipt of any notice from Proffitt's of the happening of any event of the kind described in Section 4(e)(iv) or Section 4(e)(v), the Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering the Registrable Securities until the Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(e) hereof, and, if so directed by Proffitt's, the Holder will deliver to Proffitt's (at Proffitt's expense) all copies in its possession, other than permanent file copies then in the Holder's possession, of the Prospectus covering the Registrable Securities current at the time of receipt of such notice. In the event Proffitt's shall give any notice, Proffitt's shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(e) hereof to and including the date when the Holder shall have received copies of the supplemented or amended Prospectus contemplated by
Section 4(e) hereof.

     Section 5. Indemnification and Contribution.

          (a) Indemnification by Proffitt's. In the event Proffitt's registers Registrable Securities pursuant to Section 2 or Section 3 hereof, Proffitt's agrees to indemnify and hold harmless each Person who participates as a underwriter

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     ("Underwriter"), the Holder and each Person, if any, who controls the
     Holder or an Underwriter within the meaning of Section 15 of the 1933 Act, and their respective directors and officers (an "Indemnified Party") as follows:

               (i) against any and all loss, claim, damage and expense whatsoever arising out of any untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Proffitt's; and

               (iii) against any and all expense whatsoever (including reasonable fees and disbursements of counsel chosen by the Holder or any Underwriter) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subsections (i) and (ii) of this Section 5(a);

     provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Proffitt's by the Holder or any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary Prospectus or the Prospectus (or any amendment or supplement thereto);

     provided, further, however, that this indemnity agreement with respect to any preliminary or amended preliminary Prospectus shall not inure to the benefit of any

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     Underwriter (or to the benefit of any Person controlling such Underwriter)
     from whom the Person asserting any such loss, expense, liability or claim purchased the Registrable Securities which are the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such Person at or prior to the written confirmation of the sale of such Registrable Securities to such Person.

          (b) Indemnification by the Holder. The Holder agrees to indemnify and hold harmless Proffitt's and each Underwriter, and each of their respective directors and officers (including each officer of Proffitt's who signed the Registration Statement), and each Person, if any, who controls Proffitt's and any Underwriter within the meaning of Section 15 of the 1933 Act (an "Indemnified Party"), against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a) hereof, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to Proffitt's by the Holder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Conduct of Indemnification Proceedings. Each Indemnified Party shall give prompt notice to each indemnifying party (the "Indemnifying Party") of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An Indemnifying Party may, at its own expense, participate in and direct the defense of such action. In no event shall the Indemnifying Parties be liable for the fees and expenses of more than one counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) Contribution. If the indemnification provided for in this Section 5 is unavailable to a party entitled to indemnification in respect of any losses, liabilities, claims, damages and expenses referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, liabilities, claims, damages and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the parties or (ii) if such allocation is not permitted by applicable law, the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements or omissions which resulted in losses, liabilities, claims, damages and expenses as well as other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of

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     a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Proffitt's and the Holder acknowledge that it would not be just and equitable if contribution pursuant to this Section 5(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5(d). Notwithstanding anything herein to the contrary, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     Section 6. Registration Expenses. All expenses incident to the performance by Proffitt's of its obligations under this Agreement, including, without limitation, all (i) registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications and registrations (or the obtaining of exemptions) of the Registrable Securities),
(iii) printing expenses (including expenses of printing Prospectuses), (iv) messenger and delivery expenses, (v) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of its counsel and independent certified public accountants (including the expenses associated with any special audit or comfort letters required by or incident to performance or compliance), (vii) reasonable fees and expenses of any special experts retained by Proffitt's in connection with any registration, (viii) securities act liability insurance, if any, and (ix) reasonable fees and expenses of other Persons retained by Proffitt's (all such expenses referred to as the "Registration Expenses"), will be borne by Proffitt's. Registration Expenses shall not include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities, or any fees, expenses and disbursements of counsel, accountants or other Persons retained by the Holder in connection with the offering of Registrable Securities pursuant to this Agreement. Such expenses shall be borne by the Holder.

     Section 7. Rule 144. Proffitt's shall use its reasonable best efforts to file the reports required to be filed by it under the 1933 Act and the Exchange Act and all rules and regulations promulgated by the SEC thereunder. Proffitt's shall take such additional actions as the Holder shall reasonably request to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the 1933 Act within the limitations of the exemptions provided by Rule 144 thereunder.

     Section 8. Holdback Agreements.

          (a) Restrictions on Public Sales by the Holder. If the Holder is timely notified in writing by the lead underwriter for an underwritten offering by Proffitt's to be effected by a registration under the 1933 Act, the Holder shall not effect any

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

     public sale or distribution (including a sale pursuant to Rule 144) of Registrable Securities during a Limitation Period (as defined below), except as part of a Demand Registration or a Piggyback Registration.

          (b) Restriction on Public Sales by Proffitt's. Proffitt's shall not effect any public sale or distribution of the following securities during a Limitation Period:

               (i) securities of Proffitt's that are the same class or series as Registrable Securities (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan, pursuant to a merger, consolidation, exchange offer or a transaction of the type specified in Rule 145(a) under the 1933 Act); or

               (ii) securities of Proffitt's similar to securities referred to in clause (i) immediately above or securities of Proffitt's convertible into or exchangeable or exercisable for the securities referred to in clause (i) immediately above.

          (c) Limitation Period. For purposes of this Section 8, "Limitation Period" shall mean the period beginning on the 10th day prior to the effective date of a Registration Statement and ending on the later of (i) the completion of the distribution of the securities pursuant to the offering and (ii) 90 days after the effective date of the applicable Registration Statement.

     Section 9. Miscellaneous.

          (a) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented except in writing and signed by Proffitt's and the Holder.

          (b) Successors, Assigns and Transferees. This Agreement will be binding upon and will inure to the benefit of Proffitt's, CPS, the Person, if any, that becomes the Holder after the date of this Agreement and each person that succeeds to any of them by operation of law. CPS may assign its rights, and delegate its obligations, under this Agreement to any Person that acquires from CPS all Registrable Securities that CPS owns at the time of the assignment and delegation, if the Person acquires at least 513,276 shares of the Registrable Securities (the number of shares to be reduced appropriately to reflect reverse stock splits, recapitalizations, and other transactions that have the effect of reducing proportionately the number of shares of Proffitt's Common Stock held by Proffitt's stockholders). Upon the assignment and delegation, the Person will become the Holder for all purposes of this Agreement and, subject to Section 5(b), CPS will have no liability or obligation under this Agreement from and after the time of assignment and delegation.

          (c) Integration. This Agreement and the documents referred to in, or delivered pursuant to, this Agreement that form a part of this Agreement contain the entire understanding of Proffitt's and CPS with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly provided in this Agreement. This Agreement supersedes all prior agreements and understandings between Proffitt's and CPS with respect to its subject matter.

          (d) Notices. All notices, demands and requests required or permitted hereunder shall be in writing, and shall be personally delivered, telecopied, telexed or sent by courier service or United States mail and will be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy (such receipt evidenced by a confirmation from the sender's telecopy machine that the notice was sent) or telexed, or if mailed, five days after deposit in the United States mail (registered or certified, with postage prepaid return receipt requested) addressed to the party so notified and sent to the address or number so indicated as follows:

               if to Proffitt's:

               Proffitt's, Inc.
               5810 Shelby Oaks Drive
               Memphis, Tennessee 38134
               Attention: Mr. R. Brad Martin

               Proffitt's, Inc.
               3455 Highway 80 West
               Jackson, Mississippi 39209
               Attention: Mr. Brian J. Martin


               if to CPS:

               Carson Pirie Scott & Co.
               331 West Wisconsin Avenue
               Milwaukee, Wisconsin 53203
               Attention: Mr. Michael R. MacDonald

               With a Copy to:

               Mr. Charles J. Hansen
               Carson Pirie Scott & Co.
               331 West Wisconsin Avenue
               Milwaukee, Wisconsin 53203

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

Each party may specify a different address or addressee upon giving five days' prior written notice to the other party.

          (e) Headings. All section and paragraph headings in this Agreement are for convenience of reference and are not to be used to interpret this Agreement.

          (f) Severability. If any provision, paragraph, sentence, clause, phrase or sentence in this Agreement is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of the provision, paragraph, sentence, clause, phrase or sentence, in every other respect and of the remaining provisions, paragraphs, sentences, clauses, phrases and sentences of this Agreement will not be in any way impaired, it being intended that all rights, powers and privileges of Proffitt's and the Holder will be enforceable to the fullest extent permitted by law.

          (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee (without giving effect to choice of law principles).

          (h) Termination. This Agreement shall terminate on the Termination Date; provided, however, Section 5 shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.


                                       Proffitt's, Inc.
                                       ("Proffitt's")

                                       By:  /s/ Brian J. Martin
                                          ---------------------------------
                                       Printed:  Brian J. Martin
                                               ----------------------------
                                       Its:  Senior Vice President
                                           --------------------------------


                                       Carson Pirie Scott & Co.
                                       ("CPS")

                                       By:  /s/ Charles J. Hansen
                                          ---------------------------------
                                       Printed:  Charles J. Hansen
                                               ----------------------------
                                       Its:  Vice President
                                           --------------------------------

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